Exhibit 10.1

INDEMNIFICATION AGREEMENT

          THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of _________________, 2009, by and between Tamalpais Bancorp, [a ] (the “Company”) and the undersigned (the “Indemnitee”).

          WHEREAS, the Indemnitee is, or is expected to become, a director of the Company and/or any wholly-owned subsidiary of the Company, including, but not limited to, Tamalpais Bank (the “Bank”) (collectively, hereinafter referred to as, a “Subsidiary”).

          WHEREAS, in order to induce Indemnitee to serve or continue serving as a director of the Company and/or a Subsidiary, the Company wishes to grant and secure to Indemnitee, as permitted by California Corporations Code Section 317, indemnification and advancement rights to the fullest extent permitted by California law as the same exists or may hereafter be revised, whether or not expressly provided for in the Company’s Bylaws or other provisions of the Corporations Code of the State of California (the “Corporations Code”).

          NOW, THEREFORE, in consideration of the Indemnitee’s services to the Company and/or a Subsidiary, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

          1.     Definitions. For the purposes of this Agreement, the following definitions shall apply:

                  (a)     The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Company or a Subsidiary or otherwise and whether of a civil, criminal or administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts, and/or any rule or regulation promulgated thereunder, in which Indemnitee may be or may have been involved as a party or otherwise (other than plaintiff against the Company or a Subsidiary), by reason of the fact that Indemnitee is or was an Agent of the Company and/or a Subsidiary by reason of any action taken by him or her or of any inaction on his or her part while acting as such Agent.

                   (b)     The term “Expenses”, includes, without limitation, expenses of investigations, judicial or administrative Proceedings or appeals, court costs, attorney’s fees and disbursements and any expenses of establishing a right to indemnification under law or Section 6 of this Agreement. “Expenses” shall not include the amount of any judgment, fines, or penalties actually levied against Indemnitee, or amounts paid in settlement of a Proceeding by or on behalf of the Company or a Subsidiary, unless such matters may be indemnified under applicable provisions of the Corporations Code.

                   (c)     References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving . . .. at the request of the Company or a Subsidiary” shall include any service as a director of the Company or a Subsidiary which imposes duties on, or involves services by, such director with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acts in good faith and in a manner he or she reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner that met the Applicable Standard.

                   (d)     For the purposes of this Agreement, Indemnitee shall be deemed to have been acting as an “Agent” if he or she was acting in his or her capacity as a director of the Company and/or a Subsidiary, member of a committee of the Board of Directors of the Company and/or a Subsidiary, or was serving as a director, or non-salaried officer, of any other enterprise at the request of the Company or a Subsidiary, whether or not he or she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

                   (e)     The term “Applicable Standard” means that a person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company and/or a Subsidiary; except that in a criminal proceeding, such person must also have had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create any presumption, or establish, that the person did not meet the “Applicable Standard.”

          2.     Indemnity in Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is made a party to or threatened to be made a party to, or otherwise involved in, any Proceeding (other than a Proceeding which is an action by or in the right of the Company or a Subsidiary to procure a judgment in its favor), by reason of the fact that Indemnitee is or was an Agent of the Company or a Subsidiary. This indemnity shall apply, and be limited, to and against all Expenses, judgments, fines, penalties, settlements, and other amounts, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the Proceeding, so long as it is determined pursuant to Section 6 of this Agreement or by the court before which such action was brought, that Indemnitee met the Applicable Standard.

          3.     Indemnity in Proceedings by or in the Name of the Company or a Subsidiary. The Company shall indemnify Indemnitee if Indemnitee is made a party to, or threatened to be made a party to, or otherwise involved in, any Proceeding which is an action by or in the right of the Company or a Subsidiary to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Company or a Subsidiary. This indemnity shall apply, and be limited, to and against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense, resolution, or settlement of such Proceeding, but only if: (a) Indemnitee met the Applicable Standard (except that Indemnitee’s belief regarding the best interests the Company or a Subsidiary need not have been reasonable); (b) as required by Corporations Code section 317(c), he or she acted with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances; and (c) the action is not settled or otherwise disposed of without court approval. No indemnification shall be made under this Section 3 in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Company or a Subsidiary in the performance of such person’s duty to the Company or a Subsidiary, unless, and only to the extent that, the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for the Expenses which such court shall determine.

          4.     Expenses of Successful Indemnitee. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action or portion thereof without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

          5.     Advances of Expenses. The Expenses incurred by Indemnitee in any Proceedings shall be advanced by the Company prior to the final disposition of such Proceeding at the written request of Indemnitee, but only if Indemnitee: (a) shall undertake to repay, such advances if, and to the extent that, it is ultimately determined that Indemnitee is not entitled to indemnification; or (b) if required by law, shall undertake to repay such advances unless, and to the extent that, it is ultimately determined that Indemnitee is entitled to indemnification. Any advance required hereunder shall be deemed to have been approved by the Board of Directors of the Company to the extent this Agreement was so approved. In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor. However, in a Proceeding brought by the Company or a Subsidiary directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Company shall have discretion whether or not to make the advances called for hereby if independent legal counsel advises in writing that the Company has probable cause to believe, and the Company does believe, that Indemnitee did not act in good faith with regard to the subject matter of the Proceeding or a material portion thereof.

          6.     Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advance under Section 4 and/or 5 of this Agreement shall be made no later than 45 days after receipt of a written request of Indemnitee in accordance with Section 10 of this Agreement. In all other cases, indemnification shall be made by the Company only if authorized in the specific case, upon a determination that indemnification of the Agent is proper under the circumstances and the terms of this Agreement by: (a) a majority vote of a quorum of the Board of Directors of the Company (or a duly constituted committee thereof), consisting of directors who are not parties of such Proceeding; (b) approval of the shareholders (as defined in Section 153 of the California Corporations Code), with Indemnitee shares not being entitled to vote thereon; (c) the court in which such Proceeding is or was pending upon application made by the Company, Indemnitee or any person rendering services in connection with Indemnitee’s defense, whether or not the Company opposes such application; or (d) to the extent permitted by law, by independent legal counsel in a written opinion.

          The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the Applicable Standard of conduct, nor an actual determination by the Company (including its Board of Directors or independent legal counsel) that Indemnitee has not met such Applicable Standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the Applicable Standard of conduct. Indemnitee’s Expenses incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by the Company; provided, however, that if Indemnitee is only partially successful, only an equitably allocated portion of such Expenses shall be indemnified.

          If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, or penalties actually and reasonably incurred by him or her in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion (determined on an equitable basis) of such Expenses, judgments, fines, or penalties to which Indemnitee is entitled.

          The Company’s obligations to advance or indemnify hereunder shall be deemed satisfied to the extent of any payments made by an insurer on behalf of the Company or Indemnitee.

          7.     Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Corporations Code, federal law, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to Indemnitee even though he or she may have ceased to be a director and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

          8.     Limitations. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee:

                  (a)     for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                  (b)     for which Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;

                  (c)     based upon or attributable to the Agent gaining in fact any personal profit or advantage to which he or she was not legally entitled;

                  (d)     for an accounting of profits made from the purchase or sale by the Agent of securities of the Company or the Bank within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of any state statutory law or common law;

                  (e)     brought about or contributed to by the active and deliberate dishonesty of Indemnitee; however, notwithstanding the preceding clause, Indemnitee shall be protected to the extent otherwise provided under this Agreement as to any claims upon which suit may be brought against him or her by reason of any alleged dishonesty on his or her part, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that he or she committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated;

                  (f)     for omissions or acts committed in bad faith or which involve intentional misconduct or a knowing violation of law;

                  (g)     for any omission or act that Indemnitee believed at the time of his or her action to be contrary to, or inconsistent with, the best interests of either the Company or a Subsidiary and their respective shareholders; or

                  (h)     for any transaction from which Indemnitee derived an improper personal economic benefit in a capacity other than as a shareholder of the Company or a Subsidiary.

          9.     Savings Clause. If this Agreement or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement by any other applicable law.

          10.     Notices. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give to the Company notice in writing within 30 days after he or she becomes aware of any claim made against him or her for which he or she believes, or should reasonably believe, indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the main office of the Company, Attention: President (or such other address the Company shall designate in writing to Indemnitee). Failure to so notify the Company shall not relieve the Company of any liability which it may have to Indemnitee otherwise than under this Agreement.

          All notices, requests, demands, and other communications (collectively “Notices”) provided for under this Agreement shall be in writing (including communications by telephone, telex, or telecommunication facilities providing facsimile transmission) and mailed (postage prepaid and return receipt requested), telegraphed, telexed, transmitted, or personally served to each party at the address set forth at the end of this Agreement or at such other address as any party affected may designate in a written notice to the other parties in compliance with this section. All such Notices shall be effective when received; provided, however, receipt shall be deemed to be effective within three (3) business days of any properly addressed notice having been deposited in the mail, within twenty-four (24) hours from the time electronic transmission was made, or upon actual receipt of electronic delivery, whichever occurs first.

          No costs, charges or Expenses for which indemnity shall be sought hereunder shall be incurred without the consent of the Company, which consent shall not be unreasonably withheld.

          11.     Choice of Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California, including applicable statutes of limitation and other procedural statutes.

          12.     Attorneys’ Fees. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to other amounts to which the prevailing party may be entitled, actual attorneys’ fees and court costs as may be awarded by the court.

          13.     Amendments. Provisions of this Agreement may be waived, altered, amended, or repealed in whole or in part only by the written consent of all parties.

          14.     Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any right or remedies under or by reason of this Agreement to any persons other than the parties to it and their respective successors and assigns (including an estate of Indemnitee), nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party hereto. Furthermore, no provision of this Agreement shall give any third persons any right of subrogation or action against any party hereto.

          15.     Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transaction contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

          16.     Successor and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective transferees, successors, and assigns; provided, however, that this Agreement and all rights, privileges, duties, and obligations of the parties, may not be assigned or delegated by any party without the prior written consent of the other parties.

          17.     Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          18.     Entire Agreement. Except as provided in Section 7 hereof, this Agreement represents and contains the entire agreement and understanding between and among the parties, and all previous statements or understandings, whether express or implied, oral or written, relating to the subject matter hereof are fully and completely extinguished and superseded by this Agreement. This Agreement shall not be altered or varied except by a writing duly signed by all of the parties.

          19.     Effect of Federal Laws and Regulations. Notwithstanding any other provisions contained herein, this Agreement is subject to the requirements and limitations set forth in federal laws, rules, regulations and orders regarding indemnification and prepayment of legal expenses, including Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the FDIC’s Rules and Regulations or any successor regulations thereto.

          IN WITNESS WHEREOF, the Company, the Bank, and the Indemnitee have executed this Indemnification Agreement in duplicate as of the day and year first set forth above.

TAMALPAIS BANCORP

By:________________________________
Name:______________________________
Title:_______________________________

INDEMNITEE
_________________________________
Name: